EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

             Name                   Jurisdiction of Organization                     Ownership
--------------------------------   -------------------------------    -----------------------------------------
James Monroe Bank                            Virginia                                  100%
       James Monroe Community                Virginia                                  100%
       Development Corporation
James Monroe Statutory Trust I              Connecticut                 100% of the common voting securities
James Monroe Statutory Trust II             Connecticut                 100% of the common voting securities